        As filed with the Securities and Exchange Commission on August 26, 1996 Registration Statement No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                              RCSB FINANCIAL, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)

                                   16-1484699
                       (IRS Employer Identification No.)

                              235 East Main Street
                           Rochester, New York 14604
                    (Address of principal executive offices)

                        Rochester Community Savings Bank
                  Employee Investment and Stock Ownership Plan
                              (Full Title of Plan)

                                Leonard S. Simon
                              RCSB Financial, Inc.
                              235 East Main Street
                           Rochester, New York 14604
                                 (716) 423-7270
(Name, address, including zip code, and telephone number including area code, of Agent for Service)

                                with a copy to:
                            Catherine A. King, Esq.
                           Harris Beach & Wilcox, LLP
                              130 East Main Street
                           Rochester, New York 14604
                                 (716) 232-4440

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------
                                  Proposed      Proposed
Title of                          Maximum        Maximum
Securities          Amount        Offering      Aggregate       Amount of
to be                to be       Price per      Offering      Registration
Registered(1)    Registered(2)    Share(3)      Price(3)         Fee(3)
- ------------------------------------------------------------------------------
Common
Stock               341,529        $26.25     $8,965,136           $3,091
- ------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) The number of shares being registered represents the maximum number of shares that may be acquired by the Trustee under the Plan until a new registration statement becomes effective.

(3) In accordance with Rule 457, calculated on the basis of the closing sale price of the Common Stock on the Nasdaq Stock Market on August 21, 1996.

                                 AVAILABLE INFORMATION

          RCSB Financial, Inc. (the "Company" or the "Registrant"), is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the Nasdaq Stock Market and copies of reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006-1500. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents are incorporated by reference in the registration statement:

          1. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995.

          2. The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1996.

          3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended February 29, 1996.

          4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996.

          5. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which registers all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          6. The description of the common stock of the common stock of the Registrant's predecessor issuer, The Rochester Community Savings Bank, contained in its Registration Statement on Form F-1 filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The bylaws of the Registrant provide as follows with respect to indemnification of directors and officers:

          "The directors, officers and employees of the Corporation shall be entitled to mandatory indemnification, including the advancement of expenses, in connection with any action, suit or proceeding, whether civil or criminal, in which such person is made a party by reason of the fact that such person is or was a director, officer or employee of the Corporation or of any other entity or enterprise which any director, officer or employee of the Corporation served in any capacity at the request of the Corporation, to the fullest extent authorized and permitted by law, including any non-statutory indemnification permissible under law. The Corporation is authorized to grant any statutory or nonstatutory indemnification pursuant to a resolution of the shareholders or of the Board of Directors or pursuant to an agreement between the Corporation and the officer, director or employee. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be or become entitled apart from this provision, and shall inure to the benefit of the executors and administrators of each such person. It is the intent of this provision that the extent of mandatory indemnification shall in no circumstances be narrower than permitted in the Delaware General Corporation Law and that the scope of this provision shall be broadened to the extent permitted by amendments to or applications of said or other applicable laws which are hereafter adopted."

          Registrant has obtained insurance insuring the Registrant against any obligation that occurs as a result of its indemnification of directors, officers, or other employees, and insuring such persons for liabilities for which they may not be indemnified by the Registrant.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

          The following exhibits are filed with this Registration Statement:

          4.1 Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (Incorporated by reference from Registrant's Form 8-K dated September 1, 1995 (Registration No.: 33-96490)).

          4.2 Rochester Community Savings Bank Employee Investment and Stock Ownership Plan (Incorporated by reference from Registrant's From 8-K dated September 1, 1995 (Registration No.: 33-96490))..

          23.1 Consent of KPMG Peat Marwick, LLP

ITEM 9.   UNDERTAKINGS

          (a)  Rule  415 Offerings.
               ----  -------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings incorporating subsequent Exchange Act documents by
              ----------------------------------------------------------
reference.
- ---------

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Filing of Registration Statement on Form S-8.
              --------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's charter, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the
- --------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on June 26, 1996.

                              RCSB FINANCIAL, INC.


                              By:   /s/ Leonard S. Simon
                                   ---------------------------------------
                                    Leonard S. Simon, Chairman of
                                    the Board, President and Chief
                                    Executive Officer


     Each person whose signature appears below hereby constitutes and appoints LEONARD S. SIMON, PAUL R. WUEST, and PAULA D. DOLAN and each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                         Date
     ---------                      -----                         ----


By:  /s/ Leonard S. Simon           Chairman of the               6/26/96
    -----------------------------   Board, President and
     Leonard S. Simon               Chief Executive Officer;
                                    Director


By   /s/ Paul R. Wuest              Senior Vice President and     6/26/96
    -----------------------------   Chief Financial Officer
     Paul R. Wuest


By:  /s/ Stephen B. Albright        Senior Vice President         6/26/96
    -----------------------------   and Controller
     Stephen B. Albright


By:  /s/ Matthew Augustine          Director                      6/26/96
    -----------------------------
     Matthew Augustine

By:  /s/ Bruce B. Bates             Director                      6/26/96
    -----------------------------
     Bruce B. Bates


By:  /s/ Karen Noble Hanson         Director                      6/26/96
    -----------------------------
     Karen Noble Hanson


By:                                 Director
    -----------------------------
     John D. Hostutler


By:  /s/ George G. Kaufman          Director                      6/26/96
    -----------------------------
     George G. Kaufman


By:  /s/ Salvatore R. Martoche      Director                      6/26/96
    -----------------------------
     Salvatore R. Martoche


By:  /s/ Michael P. Morley          Director                      6/26/96
    -----------------------------
     Michael P. Morley


By:  /s/ Ronald F. Poe              Director                      6/26/96
    -----------------------------
     Ronald F. Poe


By:  /s/ Leonard Schutzman          Director                      6/26/96
    -----------------------------
     Leonard Schutzman


By:  /s/ Karen D. Shaw Petrou       Director                      6/26/96
    -----------------------------
     Karen D. Shaw Petrou

The Plan. Pursuant to the requirements of the Securities Act of 1933, the
- --------
Trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on August 5, 1996.


                                              ROCHESTER COMMUNITY SAVINGS BANK
                                              EMPLOYEE INVESTMENT AND STOCK
                                              OWNERSHIP PLAN

                                              By: /s/ Paul R. Wuest
                                                  -----------------------------
                                                  Paul R. Wuest, Senior Vice
                                                  President, Chief Financial
                                                  Officer and Member of Employee
                                                  Benefits Committee, Plan
                                                  Administrator